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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 20, 2000


                           WESTERN DIGITAL CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                     001-08703                95-264-7125
-----------------------------         ------------           -------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


        8105 Irvine Center Drive
           Irvine, California                                       92618
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(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (949) 932-5000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

        On January 20, 2000, Western Digital Corporation issued a press release announcing that the net loss before special charges and extraordinary gain for its quarter ended December 31, 1999 is expected to be in the range of $67 to 70 million dollars and the related loss per share is expected to be in the range of $.55 to .58 on a share count of 121.1 million

        Attached hereto as Exhibit 99.1, is a copy of the January 20, 2000, press release, which is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit  Description
-------  ---------------
99.1 Press Release dated January 20, 2000, regarding Western Digital Corporation's announcement that the net loss before special charges and extraordinary gain for its quarter ended December 31, 1999 is expected to be in the range of $67 to 70 million dollars and the related loss per share is expected to be in the range of $.55 to .58 on a share count of 121.1 million

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2000
                                              WESTERN DIGITAL CORPORATION


                                              By: /s/ MICHAEL A. CORNELIUS
                                                  ------------------------------
                                                  Michael A. Cornelius
                                                  Vice President, Law and
                                                  Administration and Secretary


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